Exhibit 5.A
[Letterhead of Bracewell & Giuliani LLP]
April 13, 2009
El Paso Corporation
Colorado Interstate Gas Company
Colorado Interstate Issuing Corporation
El Paso Natural Gas Company
Southern Natural Gas Company
Southern Natural Issuing Corporation
Tennessee Gas Pipeline Company
1001 Louisiana Street
Houston, Texas 77002
Ladies and Gentlemen:
We have acted as special counsel to El Paso Corporation, a Delaware corporation (“El Paso”), Colorado Interstate Gas Company, a Delaware general partnership (“CIG”), Colorado Interstate Issuing Corporation, a Delaware corporation (“CIIC”), El Paso Natural Gas Company, a Delaware corporation (“EPNG”), Southern Natural Gas Company, a Delaware general partnership (“SNG”), Southern Natural Issuing Corporation, a Delaware corporation (“SNIC”), and Tennessee Gas Pipeline Company, a Delaware corporation (“TGP” and, together with El Paso, CIG, CIIC, EPNG, SNG and SNIC, the “Registrants”), in connection with the preparation and filing of the registration statement on Form S-3 (Registration No. 333-158205) (the “Registration Statement”) filed by the Registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), (A) by El Paso of (i) common stock (the “Common Stock”), (ii) warrants (the “Warrants”), (iii) preferred stock (the “Preferred Stock”), (iv) purchase contracts (the “Purchase Contracts”), (v) units (the “Units”), and (vi) senior debt securities (the “El Paso Senior Debt Securities”) or subordinated debt securities (the “El Paso Subordinated Debt Securities” and, together with the El Paso Senior Debt Securities, the “El Paso Debt Securities”), and (B) by CIG, EPNG, SNG or TGP of senior debt securities (together with the El Paso Debt Securities, the “ Debt Securities”), on terms to be determined at the time of the offering. CIIC may serve as a co-issuer of Debt Securities issued by CIG, and SNIC may serve as a co-issuer of Debt Securities issued by SNG. The Common Stock, Warrants, Preferred Stock, Purchase Contracts, Units and Debt Securities are referred to herein collectively as the “Securities.”
The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between El Paso and a warrant agent. The Purchase Contracts will be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between El Paso and a purchase contract agent. The El Paso Senior Debt Securities will be issued pursuant to an

El Paso Corporation
Colorado Interstate Gas Company
Colorado Interstate Issuing Corporation
El Paso Natural Gas Company
Southern Natural Gas Company
Southern Natural Issuing Corporation
Tennessee Gas Pipeline Company
April 13, 2009

indenture dated as of May 10, 1999 (the “El Paso Senior Indenture”), between El Paso and HSBC Bank USA, National Association (as successor-in-interest to JPMorgan Chase Bank (formerly The Chase Manhattan Bank)), as trustee, and the El Paso Subordinated Debt Securities will be issued pursuant to an indenture for subordinated debt securities to be entered into between El Paso and HSBC Bank USA, National Association (or such other trustee as may be named therein), as trustee, in the form filed as an exhibit to the Registration Statement (the “El Paso Subordinated Indenture” and, together with the El Paso Senior Indenture, the “El Paso Indentures”). The Debt Securities of CIG and CIIC will be issued pursuant to an indenture, dated as of June 27, 1997, between CIG, CIIC and The Bank of New York Mellon Trust Company, N.A. (formerly named The Bank of New York Trust Company, N.A.) (as successor in interest to Harris Trust and Savings Bank), as trustee (as supplemented, the “CIG Indenture”). The Debt Securities of EPNG will be issued pursuant to an indenture, dated as of November 13, 1996, between EPNG and Wilmington Trust Company (as successor in interest to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)), as trustee (as supplemented, the “EPNG Indenture”). The Debt Securities of SNG and SNIC will be issued pursuant to an indenture, dated as of June 1, 1987, between SNG, SNIC and Wilmington Trust Company (as successor in interest to JPMorgan Chase Bank, which was successor by merger to Manufacturers Hanover Trust Company), as trustee (as supplemented, the “SNG Indenture”). The Debt Securities of TGP will be issued pursuant to an indenture, dated as of March 4, 1997 between TGP and Wilmington Trust Company (as successor in interest to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)), as trustee (as supplemented, the “TGP Indenture” and, together with the El Paso Indentures, the CIG Indenture, the EPNG Indenture and the SNG Indenture, the “ Indentures”). All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the applicable Indenture, as the case may be. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.
In connection with rendering this opinion, we have examined originals or copies of (1) the Registration Statement, (2) the Prospectus, (3) the Indentures (or, in the case of the El Paso Subordinated Indenture, the form thereof filed as an exhibit to the Registration Statement), (4) the certificate of incorporation and by-laws of each of El Paso, CIIC, EPNG, SNIC and TGP, in each case as amended to the date hereof, (5) certain resolutions of the Board of

El Paso Corporation
Colorado Interstate Gas Company
Colorado Interstate Issuing Corporation
El Paso Natural Gas Company
Southern Natural Gas Company
Southern Natural Issuing Corporation
Tennessee Gas Pipeline Company
April 13, 2009

Directors, or committees thereof, of each of El Paso, CIIC, EPNG, SNIC and TGP, (6) the certificate of conversion, statement of partnership existence and general partnership agreement of each of CIG and SNG, in each case as amended to the date hereof (such documents and the documents described in clause (4) above being referred to herein as “Governing Documents”), (7) certain resolutions of the management committee of each of SNG and CIG, and (8) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied upon certificates of officers of the Registrants and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have also assumed the due execution and delivery of each of the Indentures by a duly authorized officer of the trustee thereunder.
Based on the foregoing, and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
     1. With respect to the Common Stock, assuming the (a) taking by El Paso of all necessary corporate action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (b) due issuance and delivery of such Common Stock in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of El Paso, upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock will be validly issued, fully paid and nonassessable.
     2. With respect to Warrants to be issued under a Warrant Agreement, assuming the (a) taking by El Paso of all necessary corporate action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) due authorization and valid execution and delivery of such Warrant Agreement by El Paso and the warrant agent under the Warrant Agreement and (c) due execution, authentication, issuance and

El Paso Corporation
Colorado Interstate Gas Company
Colorado Interstate Issuing Corporation
El Paso Natural Gas Company
Southern Natural Gas Company
Southern Natural Issuing Corporation
Tennessee Gas Pipeline Company
April 13, 2009

delivery of such Warrants in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of El Paso, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of El Paso.
     3. With respect to the Preferred Stock, assuming the (a) taking by the Board of Directors of El Paso of all necessary corporate action to authorize and approve the issuance and terms of a series of the Preferred Stock, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) due issuance and delivery of the Preferred Stock of such series, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of El Paso, the Preferred Stock of such series will be validly issued, fully paid and nonassessable.
     4. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms for the issuance of Purchase Contracts, the terms of the applicable offering thereof and related matters by the Board of Directors of El Paso, (b) due authorization and valid execution and delivery of the Purchase Contract Agreement by El Paso and the purchase contract agent under the Purchase Contract Agreement, and (c) due execution, issuance and delivery of the applicable Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of El Paso and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of El Paso.
     5. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve (i) the issuance and terms of the Units, (ii) the execution and terms of the Purchase Contracts which are a component of the Units, the terms of the offering thereof and related matters, and (iii) the issuance and terms of the applicable series of El Paso Debt Securities which are a component of the Units, the terms of the offering thereof and related matters, (b) taking of all necessary corporate or other required action to authorize and approve the issuance and terms of debt obligations, including U.S. treasury securities (“Third

El Paso Corporation
Colorado Interstate Gas Company
Colorado Interstate Issuing Corporation
El Paso Natural Gas Company
Southern Natural Gas Company
Southern Natural Issuing Corporation
Tennessee Gas Pipeline Company
April 13, 2009

Party Debt Securities”), which are a component of the Units and related matters by the Board of Directors or other governing body of each third party, or a duly constituted and acting committee of such board or body or duly authorized officers of each third party with the power to authorize and approve the same, and (c) due execution, authentication, in the case of the applicable series of El Paso Debt Securities or Third Party Debt Securities, issuance and delivery of (i) the applicable Units, (ii) such Purchase Contracts, (iii) such series of El Paso Debt Securities or Third Party Debt Securities, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of El Paso and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of the Purchase Contracts, the applicable El Paso Indenture, in the case of a series of El Paso Debt Securities, and any applicable indenture, in the case of Third Party Debt Securities, such Units will constitute valid and legally binding obligations of El Paso.
     6. With respect to any series of Debt Securities to be issued under an Indenture, assuming the (a) in the case of El Paso Subordinated Debt Securities, due authorization and valid execution and delivery of the El Paso Subordinated Indenture by El Paso and the trustee thereunder, (b) due authorization and valid execution and delivery of the applicable supplement, if any, to the applicable Indenture, by the applicable Registrant(s) and the trustee under the applicable Indenture, or the due authorization and valid execution and delivery of the applicable Board Resolution by the applicable Registrant(s), or the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of the applicable Registrant(s), in each case, in accordance with the terms of the applicable Indenture, (c) the due qualification under the Trust Indenture Act of 1939, as amended, of the applicable Indenture, as then and theretofore supplemented, (d) the taking by the applicable Registrant(s) of all necessary corporate or partnership action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (e) the due execution, authentication, issuance and delivery of such series of Debt Securities in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors or management committee, as applicable, of the applicable Registrant(s), upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of the applicable Registrant(s).

El Paso Corporation
Colorado Interstate Gas Company
Colorado Interstate Issuing Corporation
El Paso Natural Gas Company
Southern Natural Gas Company
Southern Natural Issuing Corporation
Tennessee Gas Pipeline Company
April 13, 2009

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities:
     (a) The Board of Directors or management committee, as applicable, of the applicable Registrant(s), or a duly constituted and properly acting committee thereof, shall have duly established the terms of such Securities and duly authorized and taken any other necessary corporate or partnership action to approve the issuance and sale of such Securities in conformity with the applicable Governing Documents, as amended through such time (subject to the further assumption that such Governing Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Securities takes place in accordance with such authorization).
     (b) The Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act, the Indentures will have been qualified under the Trust Indenture Act, and such effectiveness and qualification shall not have been terminated or rescinded.
     (c) An appropriate Prospectus Supplement will have been prepared and filed with the Commission in compliance with the Securities Act and the Commission’s rules and regulations thereunder.
     (d) All Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein.
     (e) In the case of the El Paso Subordinated Debt Indenture, a supplemental indenture to any Indenture, a Purchase Contract Agreement, a Warrant Agreement or other

El Paso Corporation
Colorado Interstate Gas Company
Colorado Interstate Issuing Corporation
El Paso Natural Gas Company
Southern Natural Gas Company
Southern Natural Issuing Corporation
Tennessee Gas Pipeline Company
April 13, 2009

agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of the opinions rendered herein.
     (f) A definitive purchase, underwriting or similar agreement with respect to the Securities will have been executed and delivered by the applicable Registrant(s) and the other parties thereto, the consideration for the Securities provided for therein will have been paid, and the Securities will have been issued in accordance with the terms thereof.
     (g) Any Securities issuable upon conversion, exchange or exercise of, or pursuant to the terms of, the Securities will be duly authorized, created and, if appropriate, reserved for issuance.
     (h) Any Certificate of Designation in respect of Preferred Stock will be in conformity with the Governing Documents of El Paso and with applicable law.
     (i) The consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”), the third sentence of Section 152 of the DGCL, and Section 3 of Article IX of the Delaware Constitution, or (in each case) any successor provision.
     (j) Any supplemental indenture to any Indenture and any Board Resolution and/or any Officer’s Certificate executed and delivered pursuant to any Indenture, in any such case, pursuant to which any Debt Securities are issued, will comply with the applicable Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with the applicable Indenture as then supplemented (including by any such supplemental indenture) and any such Board Resolution and/or Officer’s Certificate.
     (k) The form and terms of such Debt Securities, when established, the form and terms of any Warrants, Purchase Contracts or Units, and the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants, Purchase Contracts and Units), the issuance, sale and delivery thereof by El Paso, and the incurrence and performance of any issuer’s respective obligations thereunder or in respect thereof

El Paso Corporation
Colorado Interstate Gas Company
Colorado Interstate Issuing Corporation
El Paso Natural Gas Company
Southern Natural Gas Company
Southern Natural Issuing Corporation
Tennessee Gas Pipeline Company
April 13, 2009

(including, without limitation, its obligations under any related Warrant Agreement, Purchase Contract Agreement, unit agreement or indenture) in accordance with the terms thereof, will comply with, and will not violate, El Paso’s Governing Documents, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon El Paso, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.
In addition to the foregoing assumptions, limitations and qualifications set forth above, the enforceability of the Warrants, Purchase Contracts, Units and Debt Securities is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief.
The foregoing opinions are based on and are limited to the contract laws of the State of New York, the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting these laws) and the relevant federal law of the United States of America, and we render no opinion with respect to any other laws or the laws of any other jurisdiction.
We hereby consent to the filing of this opinion with the Commission as Exhibit (5) to the Registration Statement and to the references to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

El Paso Corporation
Colorado Interstate Gas Company
Colorado Interstate Issuing Corporation
El Paso Natural Gas Company
Southern Natural Gas Company
Southern Natural Issuing Corporation
Tennessee Gas Pipeline Company
April 13, 2009

Very truly yours,
/s/ Bracewell & Giuliani LLP
Bracewell & Giuliani LLP